Exhibit 4.1

TENAYA THERAPEUTICS, INC.

AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

December 17, 2020

TENAYA THERAPEUTICS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (this “Agreement”) is dated as of December 17, 2020, and is between Tenaya Therapeutics, Inc., a Delaware corporation (the “Company”), and the persons and entities listed on Exhibit A (each, an “Investor” and collectively, the “Investors”).

RECITALS

Certain of the Investors are parties to the Series C Preferred Stock Purchase Agreement of even date herewith, among the Company and the Investors listed on the Schedule of Investors thereto (as may be amended from time to time, the “Purchase Agreement”), relating to the issue and sale of shares of the Company’s Series C Preferred Stock (the “Series C Preferred Stock”) and it is a condition to the obligations of Company and such Investors under the Purchase Agreement that the Investors and the Company execute and deliver this Agreement.

Certain of the Investors hold shares of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”) and Series B Preferred Stock (the “Series B Preferred Stock” and together with the Series A Preferred Stock and the Series C Preferred Stock, the “Preferred Stock”) and are parties to that certain Amended and Restated Investors’ Rights Agreement dated August 30, 2019 (the “Prior Rights Agreement”) between the Company and such Investors (the “Prior Investors”).

The Company and the Prior Investors, desire to amend and restate the Prior Rights Agreement, and further desire that this Agreement supersede and replace the Prior Rights Agreement, each in its entirety and as set forth in this Agreement.

The parties therefore agree as follows:

SECTION 1

DEFINITIONS

1.1        Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a)    “Board of Directors” shall mean the Company’s Board of Directors.

(b)    “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act (as defined below).

(c)    “Common Stock” shall mean the Common Stock of the Company.

(d)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(e)    “Holder” shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.12 of this Agreement.

(f)    “Indemnified Party” shall have the meaning set forth in Section 2.6(c).

(g)    “Indemnifying Party” shall have the meaning set forth in Section 2.6(c).

(h)    “Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten public offering of the Company’s Common Stock registered under the Securities Act.

(i)    “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold not less than fifty percent (50%) of the outstanding Registrable Securities.

(j)    “Major Investor” shall have the meaning set forth in Section 3.1(a).

(k)    “New Securities” shall have the meaning set forth in Section 4.1(b).

(l)    “Other Selling Stockholders” shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations hereunder.

(m)    “Other Shares” shall mean shares of Common Stock, other than Registrable Securities (as defined below), with respect to which registration rights have been granted.

(n)    “Purchase Agreement” shall have the meaning set forth in the Recitals.

(o)    “Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.

(p)    The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (as defined below) and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(q)    “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, reasonable documented fees and disbursements of one special counsel for the Holders not to exceed $50,000, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

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(r)    “Restated Certificate” shall mean the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time.

(s)    “Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 2.8(b).

(t)    “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(u)    “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission

(v)    “Rule 415” shall mean Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(w)    “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(x)    “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel to the Holders included in Registration Expenses).

(y)     “Shares” shall mean the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

SECTION 2

REGISTRATION RIGHTS

2.1        Requested Registration.

(a)      Request for Registration. Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Initiating Holders), the Company will:

(i)    promptly give written notice of the proposed registration to all other Holders; and

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(ii)    as soon as practicable, file and use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

(b)     Limitations on Requested Registration. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:

(i)    Prior to the earlier of (A) the five (5) year anniversary of the date of this Agreement or (B) one hundred and eighty (180) days following the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public (or the subsequent date on which all market stand-off agreements applicable to the offering have terminated);

(ii)    If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration statement, propose to sell Registrable Securities and such other securities (if any) the aggregate gross proceeds of which (before deduction for underwriter’s discounts and expenses related to the issuance) are less than $10,000,000;

(iii)    In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iv)    After the Company has effected two (2) such registrations pursuant to this Section 2.1 (and such registrations have been declared or ordered effective);

(v)    During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration (or ending on the subsequent date on which all market stand-off agreements applicable to the offering have terminated); provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or

(vi)    If the Initiating Holders propose to dispose of shares of Registrable Securities that may be registered on Form S-3 pursuant to a request made under Section 2.3.

(c)     Deferral. If (i) in the good faith judgment of the Board of Directors, the filing of a registration statement covering the Registrable Securities would be materially detrimental to the Company and the Board of Directors concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good

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faith judgment of the Board of Directors, it would be materially detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(b)(v) above) the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than two (2) times in any twelve-month period.

(d)    Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice given pursuant to Section 2.1(a)(i). In such event, the right of any Holder to include all or any portion of its Registrable Securities in such registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein. If the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such person’s other securities of the Company and their acceptance of the further applicable provisions of this Section 2 (including Section 2.10). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company, which underwriters are reasonably acceptable to a majority-in-interest of the Initiating Holders.

Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities and Other Shares that may be so included shall be allocated as follows: (i) first, among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion; (ii) second, to the Other Selling Stockholders; and (iii) third, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of other holders or employees of the Company.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(d), then the Company shall then offer to all Holders and Other Selling Stockholders who have retained rights to include securities in the registration the right to include additional Registrable Securities or Other Shares in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders and Other Selling Stockholders requesting additional inclusion, as set forth above.

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2.2        Company Registration.

(a)     Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.1 or 2.3, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

(i)    promptly give written notice of the proposed registration to all Holders; and

(ii)    use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within ten (10) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b)     Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, (ii) second, to the Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion and (iii) third, to the Other Selling Stockholders requesting to include Other Shares in such registration statement based on the pro rata percentage of Other Shares held by such Other Selling Stockholders, assuming conversion. Notwithstanding the foregoing, no such reduction shall reduce the value of the Registrable Securities of the Holders included in such registration below twenty five percent (25%) of

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the total value of securities included in such registration, unless (A) such offering is the Company’s Initial Public Offering, and (B) and such registration does not include shares of any Other Selling Stockholders (excluding shares registered for the account of the Company), in which event any or all of the Registrable Securities of the Holders may be excluded.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors pursuant to Section 2.2(b), the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion, in the manner set forth above.

(c)      Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of any such terminated or withdrawn registration shall be borne by the Company.

2.3        Registration on Form S-3.

(a)      Request for Form S-3 Registration. After its Initial Public Offering, the Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from a Holder or Holders of Registrable Securities a written request that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will take all such action with respect to such Registrable Securities as required by Section 2.1(a)(i) and 2.1(a)(ii).

(b)      Limitations on Form S-3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:

(i)    In the circumstances described in either Sections 2.1(b)(i), 2.1(b)(iii) or 2.1(b)(v);

(ii)    If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 for aggregate gross proceeds (before deduction of underwriter’s commissions and expenses) of less than $1,000,000; or

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(iii)    If, in a given twelve-month period, the Company has effected two (2) such registrations in such period.

(c)      Deferral. The provisions of Section 2.1(c) shall apply to any registration pursuant to this Section 2.3.

(d)      Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.1(d) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.

2.4        Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 and 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 2.1 and 2.3 are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2.1; provided, however, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 2.1, such registration shall not be treated as a counted registration for purposes of Section 2.1, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.

2.5        Registration Procedures. In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its commercially reasonable efforts to:

(a)    Keep such registration effective for a period of ending on the earlier of the date which is sixty (60) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto;

(b)    Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

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(c)    Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(d)    Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e)    Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(f)    Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(g)    Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

(h)    In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

2.6        Indemnification.

(a)    To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors, members and partners, legal counsel, investment advisers and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular, or other document (including any

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related registration statement, notification or the like) incident to any such registration, qualification or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, members, partners, legal counsel, investment advisers and accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s officers, directors, members, partners, legal counsel, investment advisers or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter, and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b)    To the extent permitted by law, each Holder, severally and not jointly, will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors, members and partners, and each person controlling each other such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, officers, directors, members, partners, legal counsel and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.6(b) (taken together with amounts paid pursuant to Section 2.6(d)) exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

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(c)    Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d)    If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No Holder will be required under this Section 2.6(d) to contribute any amount (taken together with amounts paid pursuant to Section 2.6(b)) in excess of the net proceeds from the offering received by such person or entity, except in the case of fraud or willful misconduct by such Holder. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

2.7       Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

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2.8       Restrictions on Transfer.

(a)     The holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.8. Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement (provided, however, that a transferee need not be subject to, and bound by, the terms and conditions set forth in this Agreement following the Company’s first underwritten public offering of Common Stock under the Securities Act, so long as such transfer is compliant with Rule 144) including, without limitation, this Section 2.8 and Section 2.10, and:

(i)    there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)   such Holder shall have given prior written notice to the Company of the Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, if requested by the Company, such Holder shall have furnished the Company, at the Holder’s expense, with (A) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act, (B) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto or (C) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of such Restricted Securities may be effected without registration under the Securities Act;

whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company; provided that no notice, opinion of counsel or “no action” letter shall be required if the intended sale, pledge or transfer complies with Rule 144.

(b)     Notwithstanding the provisions of Section 2.8(a), no such registration statement, opinion of counsel or “no action” letter shall be necessary for (i) a transfer not involving a change in beneficial ownership, or (ii) transactions involving the distribution without consideration of Restricted Securities by any Holder to (x) a parent, subsidiary or other affiliate of the Holder, if the Holder is a corporation, (y) any of the Holder’s partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of the Holder’s partners, members or other equity owners or retired partners, retired members or other equity owners, or (z) a venture capital fund that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, the Holder; provided, in each case, that the Holder thereof shall give written notice to the Company of such Holder’s intention to effect such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition.

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(c)    Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN INVESTORS’ RIGHTS AGREEMENT BY AND AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.8.

(d)    The first legend referring to federal and state securities laws identified in Section 2.8(c) stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to such Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of such Restricted Securities (i) following the Company’s first underwritten public offering of its Common Stock under the Securities Act, if such securities are transferred in connection with a sale, pledge or transfer pursuant to Rule 144, (ii) if such securities are registered under the Securities Act, or (iii) if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.9       Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

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(a)    Make and keep adequate current public information with respect to the Company available in accordance with Rule 144 under the Securities Act, at all times from and after the effective date of the Company’s Initial Public Offering;

(b)    File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c)    So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

2.10     Market Stand-Off Agreement. Each Holder and transferee thereof hereby agrees that such Holder or transferee shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held immediately before the effective date of the registration statement for the Company’s Initial Public Offering by such Holder or transferee (other than those included for sale by such Holder in the registration) during the one hundred and eighty (180)-day period following the effective date of the registration statement for the Company’s Initial Public Offering, provided that all officers and directors of the Company and all holders of more than one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements. The obligations described in this Section 2.10 shall not apply to (i) the sale of any shares to an underwriter pursuant to an underwriting agreement, (ii) a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or (iii) a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2.8(c) with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred and eighty (180) day (or other) period. Each Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with and no more burdensome to such Holder than the provisions of this Section 2.10.In the event that the Company or the managing underwriter waives or terminates any of the restrictions contained in this Section 2.10 or in a lock-up agreement with respect to the securities of any Holder, officer, director or greater than one-percent stockholder of the Company (in any such case, the “Released Securities”), the restrictions contained in this Section 2.10 and in any lock-up agreements executed by the Holders shall be waived or terminated, as applicable, to the same extent and with respect to the same percentage of securities of each Holder as the percentage of Released Securities represent with respect to the securities held by the applicable Holder, officer, director or greater than one-percent stockholder.

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2.11     Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.12     Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder only to (a) a transferee or assignee of at least 250,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like) (or all shares of Registrable Securities held by the transferring Holder, if less than 250,000) or (b) any of the Holder’s partners, members or other equity owners, or retired partners, retired members or other equity owners, or, if the Holder is a venture capital fund or other investment fund, then to an entity that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company or investment adviser with, the Holder; provided that (i) such transfer or assignment of Registrable Securities is effected in accordance with the terms of Section 2.8, the Right of First Refusal and Co-Sale Agreement (as may be amended from time to time), and applicable securities laws, (ii) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned and (iii) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations set forth in Section 2.10.

2.13     Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders holding a majority of the Registrable Securities (excluding any of such shares held by any Holders whose rights to request registration or inclusion in any registration pursuant to this Section 2 have terminated in accordance with Section 2.14), enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are senior to or on parity with the registration rights granted to the Holders hereunder.

2.14     Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Sections 2.1, 2.2 or 2.3 shall terminate on the earlier of (i) such date, on or after the closing of the Company’s Initial Public Offering, on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90)-day period, (ii) four (4) years after the closing of the Company’s Initial Public Offering, and (iii) immediately prior to, but subject to, the closing of a Deemed Liquidation Event (as defined in the Restated Certificate).

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SECTION 3

COVENANTS OF THE COMPANY

The Company hereby covenants and agrees, as follows:

3.1       Basic Financial Information and Inspection Rights.

(a)     Basic Financial Information. The Company will furnish the following reports to each Holder who (together with its affiliates) owns or is obligated to purchase under the Purchase Agreement an aggregate of at least 3,000,000 Shares and/or shares of Common Stock issued upon conversion of Shares (in each case as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like) (each a “Major Investor”):

(i)    As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred and twenty (120) days after the end of each fiscal year of the Company, an audited consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with U.S. generally accepted accounting principles consistently applied, certified by independent public accountants selected by the Company;

(ii)    As soon as practicable after the end of the first, second, third, and fourth quarterly accounting periods in each fiscal year of the Company, and in any event within thirty (30) days after the end of the first, second, third, and fourth quarterly accounting periods in each fiscal year of the Company, (A) an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments and (B) the capitalization table of the Company;

(iii)    Upon request, as soon as practicable after the end of each month, and in any event within thirty (30) days after the end of each month, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such monthly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments; and

(iv)    At least thirty (30) days before the end of each fiscal year of the Company, a business plan and budget, including monthly projections in substantially the same format of the unaudited financial statements, in each case for the next fiscal year of the Company; provided that, solely with respect to the business and plan for fiscal year 2020, the Company may elect to prepare such business plan and budget in a manner other than with U.S. generally accepted accounting principles (e.g., through use of cash basis accounting).

(b)     Inspection Rights. The Company will afford to each Major Investor and its accountants and counsel, reasonable access during normal business hours to all of the Company’s

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respective properties, books and records. Each Major Investor shall have such other access to management and information as is necessary for it to comply with applicable laws and regulations and reporting obligations. The Company shall not be required to disclose details of contracts with or work performed for specific customers and other business partners where to do so would violate confidentiality obligations to those parties. Major Investors may exercise their rights under this Section 3.1(b) only for purposes reasonably related to their interests under this Agreement and related agreements. The rights granted pursuant to this Section 3.1(b) may not be assigned or otherwise conveyed by the Major Investors or by any subsequent transferee of any such rights without the prior written consent of the Company except as authorized in this Section 3.1(b).

(c)    Observer Rights. As long as RTW Investments, LP, together with its affiliates (collectively, “RTW”), owns at least 4,826,255 shares of Preferred Stock (or Common Stock issued upon conversion thereof) the Company shall invite a representative of RTW to attend all meetings of the Board of Directors in a non-voting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting would adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest.

3.2        Confidentiality. Each Holder agrees that such Holder will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor or make decisions with respect to its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.2 by such Holder),(b) is or has been independently developed or conceived by such Holder without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Holder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Holder may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent reasonably necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Holder, if such prospective purchaser agrees to be bound by the provisions of this Section 3.2; (iii) to any affiliate, partner, member, stockholder, or wholly owned subsidiary of such Holder in the ordinary course of business, provided that such Holder informs such person that such information is confidential and directs such person to maintain the confidentiality of such information; or(iv) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that to the extent legally permissible, such Holder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

3.3        Confidential Information and Invention Assignment Agreements. The Company shall require all new employees to execute and deliver the Company’s standard form of Confidential Information and Invention Assignment Agreement and all new consultants and advisors to execute and deliver appropriate confidential information and invention assignment agreements with the Company.

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3.4        Stock Option Vesting. Except as may be approved by the Board of Directors, all stock options, restricted stock and similar equity grants issued after the date of this Agreement by the Company to employees, officers and consultants shall be subject to vesting as follows: (i) twenty-five percent (25%) of such stock shall vest on the one (1)-year anniversary of such person’s service commencement date with the Company and (ii) the remaining seventy-five percent (75%) of such stock shall vest monthly over the remaining thirty-six (36) months. The Company shall retain a repurchase option with respect to any unvested shares of restricted stock and similar equity grants of the Company (to the extent exercised), pursuant to which the Company (or its assignee, subject to compliance with applicable federal and state securities laws) shall be entitled to repurchase such shares of restricted stock upon the termination of employment or the provision of services of such stockholder, with or without cause, at a purchase price per share equal to the lower of the original purchase price paid by such stockholder for such shares or the then fair market value of such shares. No stock option, restricted stock or similar equity grant issued to officers or consultants shall be transferable until such time as such stock option, restricted stock or similar equity grant is fully vested.

3.5        Directors and Officers Insurance. To the extent that coverage is available upon commercially reasonable terms, as determined by the Board of Directors, the Company shall maintain directors and officers liability insurance with coverage limits customary for similarly situated companies on terms and conditions reasonably acceptable to the Board of Directors, including all of the then-serving Preferred Directors (as defined in the Restated Certificate).

3.6        Future IPO Opportunity. In connection with the Initial Public Offering, if any, in the event that any holder, together with its affiliates, of at least 9,396,829 shares Preferred Stock (an “Institutional Investor,” which shall in any event include RTW) outstanding as of the final Closing (as defined in the Purchase Agreement) indicates a desire to purchase shares of the Company in such Initial Public Offering, then, subject to compliance with all applicable securities laws and regulations, the Company shall use its commercially reasonable best efforts to advocate to the managing underwriter(s) of such Initial Public Offering to offer to each Institutional Investor, on terms at least as favorable as those granted to any other participant in the Initial Public Offering, the opportunity to purchase up to such Institutional Investor’s ownership percentage of the Company, as of immediately prior to the effective time of the registration statement for such Initial Public Offering, of the number of shares of capital stock of the Company issued in the Initial Public Offering (excluding any shares attributable to any green shoe overallotment) (the “Potential IPO Opportunity”). Each Institutional Investor acknowledges and agrees that the Potential IPO Opportunity does not constitute an offer to sell securities of the Company and any sale of shares pursuant to the Potential IPO Opportunity remains at the discretion of the managing underwriter(s) to the extent such underwriter(s) reasonably determine that such Institutional Investor’s participation in the Initial Public Offering would materially and adversely affect the Initial Public Offering, and any purchase of shares pursuant to the Potential IPO Opportunity remains at the discretion of each Institutional Investor, as applicable. In the event the Company enters into a merger or other business combination or similar transaction with a special purpose acquisition company (“SPAC”) or a reverse merger with a public company (the “Public Transaction”), the Company shall permit each Institutional Investor to purchase up to an additional number of shares in the SPAC or public company, as applicable, having a value (based upon the price

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per share implied by the SPAC transaction or Public Transaction) equal to the value of such Institutional Investor’s ownership of the Company (as of immediately prior to the closing of the SPAC transaction or Public Transaction) which purchase shall be effective as of immediately prior to the closing of the Public Transaction.

3.7        FCPA. The Company covenants that it shall not (and shall not permit any of its subsidiaries or affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further covenants that it shall (and shall cause each of its subsidiaries and Affiliates to) cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or Affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further covenants that it shall (and shall cause each of its subsidiaries and Affiliates to) maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. Upon request, the Company agrees to provide responsive information and/or certifications concerning its compliance with applicable anti-corruption laws. The Company shall promptly notify each Investor if the Company becomes aware of any enforcement action related to the FCPA or any other anti-corruption law. The Company shall, and shall cause any direct or indirect subsidiary or entity controlled by it, whether now in existence or formed in the future, to, comply with the FCPA. The Company shall use its best efforts to cause any direct or indirect subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws.

3.8        Termination of Covenants.

(a)    The covenants set forth in this Section 3 shall terminate and be of no further force and effect upon the earlier of (i) immediately prior to the closing of the Company’s Initial Public Offering and (ii) immediately prior to the closing of a Deemed Liquidation Event (as defined in the Restated Certificate).

(b)    The covenants set forth in Section 3.1 shall terminate as to each Holder and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 12 or 15(d) of the Exchange Act, if earlier than the events described in
Section 3.8(a).

3.9        UC Regents. Notwithstanding anything to the contrary herein, (a) The Regents of the University of California’s (“UC Regents”) confidentiality obligations under Section 3.2 are subject to UC Regents’ obligations under the California Public Records Act and (b) the Company and each Holder hereby agree that he, she or it will not, without the prior consent of UC Regents, disclose the fact of UC Regents’ investment in the Company or any other relationship between UC Regents and

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the Company to persons or entities that are not Investors or affiliates, agents or representatives (including attorneys or accountants) of such Investor or the Company, in each case except to the extent required by applicable laws or that the foregoing is publicly known.

SECTION 4

RIGHT OF FIRST REFUSAL

4.1        Right of First Refusal to Major Investors.

(a)    Without limitation of any rights of holders of Series C Preferred Stock under the Purchase Agreement, the Company hereby grants to each Major Investor the right of first refusal to purchase its pro rata share of New Securities (as defined in Section 4.1(b)) which the Company may, from time to time, propose to sell and issue after the date of this Agreement. A Major Investor’s pro rata share, for purposes of this right of first refusal, is equal to the ratio of (i) the number of shares of Common Stock issued or issuable upon conversion of the shares of Preferred Stock then held by such Major Investor to (ii) the total number of shares of Common Stock outstanding immediately prior to the issuance of such New Securities (assuming full conversion of the Shares and full conversion or exercise of all outstanding convertible securities, rights, options and warrants). Each Major Investor shall have a right of overallotment such that if any Major Investor fails to exercise its right hereunder to purchase its full pro rata share of any New Securities, the fully-participating Major Investors may purchase such remaining New Securities on a pro rata basis.

(b)    “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term “New Securities” does not include: (i) securities or rights to acquire securities that are excluded from the definition of Additional Shares of Common in the Restated Certificate, and (ii) shares of Series C Preferred Stock issued pursuant to the Purchase Agreement.

(c)    In the event the Company proposes to undertake an issuance of New Securities, it shall give each Major Investor written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Major Investor shall have fifteen (15) business days after any such notice is mailed or delivered to agree to purchase such Holder’s pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company stating therein the quantity of New Securities to be purchased (including with respect to the overallotment option).

(d)    In the event the Holders fail to exercise fully the right of first refusal within said fifteen (15) business day period (the “Election Period”), the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell that portion of the New Securities with respect to which the Major Investors’ right of first refusal option and overallotment option set forth in this Section 4.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Major Investors

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delivered pursuant to Section 4.1(c). In the event the Company has not sold within such ninety (90) day period following the Election Period, or such ninety (90) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Major Investors in the manner provided in this Section 4.1.

(e)    The right of first refusal granted under this Agreement shall expire upon the earlier of (i) immediately prior to the closing of the Company’s Initial Public Offering and (ii) immediately prior to, but subject to, the closing of a Deemed Liquidation Event (as defined in the Restated Certificate).

(f)    Notwithstanding the foregoing, the right of first refusal granted under this Agreement shall not be applicable with respect to any Major Investor if, (i) at the time of the proposed sale and issuance of New Securities, such Major Investor is not an “accredited investor” as defined in Section 501 of Regulation D of the Exchange Act and (ii) such sale and issuance of New Securities is otherwise only being offered to accredited investors.

SECTION 5

MISCELLANEOUS

5.1        Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Holders holding a majority of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144, and excluding, with respect to Section 2 (other than Sections 2.8, 2.9 and 2.10), any of such shares held by any Holders whose rights to request registration or inclusion in any registration pursuant to Section 2 have terminated in accordance with Section 2.14); provided, however, that Holders purchasing Shares in a Closing under the Purchase Agreement after the Initial Closing (each as defined in the Purchase Agreement) may become parties to this Agreement by executing a counterpart of this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Holder; provided, further, that if any amendment, waiver, discharge or termination operates in a manner that treats any Holder or class of Holders different from other Holders, the consent of such Holder or class of Holders shall also be required for such amendment, waiver, discharge or termination and; provided, further, that with respect to UC Regents, Sections 3.9 and 5.11 (solely with respect to the final sentence thereof), and this clause of this Section 5.1, may not be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by UC Regents. Notwithstanding the foregoing, the amendment, waiver, discharge or termination of Section 3.1 and Section 4 of this Agreement shall require the written consent of the Company and the Major Investors holding a majority of the Registrable Securities then held by all Major Investors (excluding any of such shares that have been sold to the public or pursuant to Rule 144, and excluding, with respect to Section 2 (other than Sections 2.8, 2.9 and 2.10), any of such shares held by any Holders whose rights to request registration or inclusion in any registration pursuant to Section 2 have terminated in accordance with Section 2.14). Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of Holder. Each Holder acknowledges that by the operation of this paragraph, the Holders holding a majority of the Registrable Securities (excluding any of such

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shares that have been sold to the public or pursuant to Rule 144, and excluding, with respect to Section 2 (other than Sections 2.8, 2.9 and 2.10), any of such shares held by any Holders whose rights to request registration or inclusion in any registration pursuant to Section 2 have terminated in accordance with Section 2.14) will have the right and power to diminish or eliminate all rights of such Holder under this Agreement.

5.2        Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to an Investor or Holder) or otherwise delivered by hand, messenger or courier service addressed:

(a)    if to an Investor, to the Investor’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof;

(b)    if to any Holder, to such address, facsimile number or electronic mail address or facsimile number as shown in the Company’s records, or, until any such Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to the address, facsimile number or electronic mail address of the last holder of such shares for which the Company has contact information in its records; or

(c)    if to the Company, to the attention of the Chief Executive Officer of the Company, at 171 Oyster Point Blvd, Suite 500, South San Francisco, CA 94080, or at such other current address as the Company shall have furnished to the Investors or Holders, with a copy (which shall not constitute notice) to Ken Clark, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, CA 94304.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

Subject to the limitations set forth in Delaware General Corporation Law §232(e), each Investor and Holder consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number set forth on Exhibit A (or to any other facsimile number for the Investor or Holder in the Company’s records), (ii) electronic mail to the electronic mail address set forth on Exhibit A (or to any other electronic mail address for the Investor

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or Holder in the Company’s records), (iii) posting on an electronic network together with separate notice to the Investor or Holder of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the Investor or Holder. This consent may be revoked by an Investor or Holder by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

5.3        Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

5.4        Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company. Any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Notwithstanding the foregoing, an Investor may assign its rights hereunder to an affiliate of such Investor without the prior written consent of the Company; provided however, that the assignee shall promptly provide a written instrument to the Company notifying the Company of such transfer or assignment and agreeing in writing to be bound by the terms of this Agreement. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

5.5        Entire Agreement. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and supersedes in its entirety the Prior Rights Agreement, which shall have no further force and effect. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

5.6        Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

5.7        Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

23

5.8        Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

5.9        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

5.10      Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

5.11      Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, each of the parties hereto irrevocably consents to the exclusive jurisdiction of, and venue in, the courts of the State of Delaware and the United States District Court for the District of Delaware. Notwithstanding the foregoing, the parties hereto acknowledge and agree that UC Regents, as an instrumentality of the State of California, maintains its rights under the Eleventh Amendment of the United States Constitution to decline to be sued in United States federal courts.

5.12      Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

5.13      Conflict. In the event of any conflict between the terms of this Agreement and the Restated Certificate or its bylaws, the terms of the Restated Certificate or its bylaws, as the case may be, will control.

5.14      Attorney’s Fees. In the event that any suit or action is instituted to enforce any provisions in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.15      Aggregation of Stock. All securities held or acquired by affiliated entities (including affiliated venture capital funds) or persons shall be aggregated together for purposes of determining the availability of any rights under this Agreement.

(signature page follows)

24

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

COMPANY

TENAYA THERAPEUTICS, INC.,

By:	/s/ Faraz Ali
Faraz Ali, Chief Executive Officer

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTORS

RTW MASTER FUND, LTD.

By:	/s/ Roderick Wong, M.D.
Roderick Wong, M.D., Director

RTW INNOVATION MASTER FUND, LTD.

By:	/s/ Roderick Wong, M.D.
Roderick Wong, M.D., Director

RTW VENTURE FUND LIMITED

By:	RTW Investments, LP, its Investment Manager

By:	/s/ Roderick Wong, M.D.
Roderick Wong, M.D., Managing Partner

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

RA CAPITAL HEALTHCARE FUND, L.P.

By:	RA Capital Healthcare Fund GP, LLC, its General Partner

By:	/s/ Rajeev Smith

Printed Name:	Rajeev Smith

Title:	Manager

RA CAPITAL NEXUS FUND II, L.P.

By:	RA Capital Nexus Fund II GP, LLC, its General Partner

By:	/s/ Rajeev Smith

Printed Name:	Rajeev Smith

Title:	Manager

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

THE COLUMN GROUP III, LP

By:	The Column Group III GP, LP, its
General Partner

By:	The Column Group, LLC, its General
Partner

By:	/s/ James Evangelista
James Evangelista, CFO

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

THE COLUMN GROUP III-A, LP

By:	The Column Group III GP, LP, its
General Partner

By:	The Column Group, LLC, its General
Partner

By:	/s/ James Evangelista
James Evangelista, CFO

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTORS

FIDELITY ADVISOR SERIES VII: FIDELITY ADVISOR BIOTECHNOLOGY FUND

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTORS

FIDELITY SELECT PORTFOLIOS:
BIOTECHNOLOGY PORTFOLIO

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

GREENLAND NFP B LTD.

By:	Euclidean Capital LLC, its Manager

By:	/s/ Monique Miller
Monique Miller, Senior Vice President

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

WAYCROSS VENTURES LLC

By:	/s/ Brook Byers
Brook Byers, Managing Member

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

CASDIN PARTNERS MASTER FUND, L.P.

By:	Casdin Partners GP, LLC, its General
Partner

By:	/s/ Kevin O’Brien
Kevin O’Brien, General Counsel

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

CASDIN PRIVATE GROWTH EQUITY FUND, L.P.

By: Casdin Private Growth Equity Fund GP, LLC, its General Partner

By:	/s/ Kevin O’Brien
Kevin O’Brien, General Counsel

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

SYMBIOSIS II, LLC

By:	/s/ Erron Smith

Printed Name:	Erron Smith

Title:	Secretary

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

HARVARD MANAGEMENT PRIVATE EQUITY CORPORATION

By:	/s/ Richard Slocum

Printed Name:	Richard Slocum

Title:	Authorized Signatory

By:	/s/ Kathryn Murtagh

Printed Name:	Kathryn Murtagh

Title:	Authorized Signatory

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

GV 2019, L.P.

By:	GV 2019 GP, L.P., its General Partner

By:	GV 2019 GP, L.L.C., its General Partner

By:	/s/ Daphne M. Chang
Daphne M. Chang, Authorized Signatory

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

HARTFORD HEALTHCARE ENDOWMENT, LLC

By:	/s/ David J. Holmgren
David J. Holmgren, Chief Investment Officer

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

HARTFORD HEALTHCARE CORPORATION DEFINED BENEFIT MASTER TRUST

By:	/s/ David J. Holmgren
David J. Holmgren, Chief Investment Officer

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

GREENSPRING EARLY STAGE I, L.P.

By:	Greenspring Early Stage General
Partner I, L.P., its general partner

By:	Greenspring Early Stage GP I, LLC, its general partner

By:	Greenspring Associates, LLC, its sole member

By:	/s/ Eric Thompson
Eric Thompson, Chief Operating Officer

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

GREENSPRING EARLY STAGE I-G, L.P.

By:	Greenspring Early Stage General
Partner I, L.P., its general partner

By:	Greenspring Early Stage GP I, LLC, its general partner

By:	Greenspring Associates, LLC, its sole member

By:	/s/ Eric Thompson
Eric Thompson, Chief Operating Officer

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTORS:

T. Rowe Price Health Sciences Fund, Inc.
TD Mutual Funds – TD Health Sciences Fund
T. Rowe Price Health Sciences Portfolio

Each account, severally not jointly

By:	T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Andrew Baek

Name:	Andrew Baek
Title:	Vice President

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTORS:

T. Rowe Price New Horizons Fund, Inc.
T. Rowe Price New Horizons Trust
T. Rowe Price U.S. Equities Trust
MassMutual Select Funds – MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund

Each account, severally not jointly

By:	T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Andrew Baek

Name:	Andrew Baek
Title:	Vice President

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK

By:	/s/ Julius Mercado
Printed Name: Julius Mercado
Title: COO, Columbia Investment Mgmt Co., LLC

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

GREENLAND FP LLC

By:	Euclidean Capital LLC, its Manager

By:	/s/ Monique Miller
Monique Miller, Senior Vice President

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

SCHRODER ADVEQ TECHNOLOGY IX S.C.S.

By: Schroder Adveq Management Luxembourg S.à r.l., its General Partner

By:	/s/ Viswanathan Parameswar
Printed Name: Viswanathan Parameswar
Title: Manager

By:	/s/ Mark Nieuwenhuis
Printed Name: Mark Nieuwenhuis
Title: Authorized Signatory

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ Jagdeep Singh Bachher
Printed Name: Jagdeep Singh Bachher
Title: Chief Investment Officer

[Signature Page to the Amended and Restated Investors’ Rights Agreement]

EXHIBIT A

INVESTORS

RA CAPITAL HEALTHCARE FUND, L.P.

RA CAPITAL NEXUS FUND II, L.P.

T. ROWE PRICE NEW HORIZONS FUND, INC.

T. ROWE PRICE NEW HORIZONS TRUST

T. ROWE PRICE U.S. EQUITIES TRUST

MASSMUTUAL SELECT FUNDS - MASS MUTUAL SELECT T. ROWE PRICE SMALL AND MID CAP BLEND FUND

T. ROWE PRICE HEALTH SCIENCES FUND, INC.

TD MUTUAL FUNDS - TD HEALTH SCIENCES FUND

T.ROWE PRICE HEALTH SCIENCES PORTFOLIO

THE COLUMN GROUP III, L.P.

THE COLUMN GROUP III-A, L.P.

A. GRANT HEIDRICH III AND JEANNETTE YVONNE HEIDRICH COMMUNITY PROPERTY TRUST, UDT AUGUST 9, 1984

JEENJOO KANG

WAYCROSS VENTURES LLC

CASDIN PARTNERS MASTER FUND, L.P.

CASDIN PRIVATE GROWTH EQUITY FUND, L.P.

SYMBIOSIS II, LLC

GV 2019, L.P.

HARTFORD HEALTHCARE ENDOWMENT, LLC

HARTFORD HEALTHCARE CORPORATION DEFINED BENEFIT MASTER TRUST

GREENSPRING EARLY STAGE I, L.P.

GREENSPRING EARLY STAGE I-G, L.P

UNIVERSITY OF CALIFORNIA

GREENLAND FP LLC

GREENLAND NFP B LTD

SCHRODER ADVEQ TECHNOLOGY IX S.C.S.

SCHRODER ADVEQ TECHNOLOGY VIII L.P.

THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK

HARVARD MANAGEMENT PRIVATE EQUITY CORPORATION

RTW MASTER FUND, LTD.

RTW INNOVATION MASTER FUND, LTD.

RTW VENTURE FUND LIMITED

FIDELITY ADVISOR SERIES VII: FIDELITY ADVISOR BIOTECHNOLOGY FUND

FIDELITY SELECT PORTFOLIOS: BIOTECHNOLOGY PORTFOLIO